NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Theresa Kelleher
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   October 25, 2007

CONMED Corporation Announces Third Quarter 2007 Financial Results
- GAAP EPS Grows 142% to $0.29 –
- Full Year 2007 Non-GAAP Earnings Guidance Raised To $1.30 - $1.34
- Full Year 2008 Earnings Guidance Expectations Announced
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, October 25, 2007 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter of 2007.

Net income, on a GAAP basis, for the third quarter increased 151% to $8.4 million, or $0.29 per diluted share, compared to third quarter 2006 GAAP net income of $3.3 million, or $0.12 per diluted share.  For comparative purposes, the September 2007 GAAP net income increased 33% over the non-GAAP net income in the third quarter of 2006 of $6.3 million or $0.22 per diluted share.  The adjusted, non-GAAP figures for the third quarter 2006 exclude acquisition-transition costs, facility closure charges and product termination costs (see attached reconciliation for additional information).

Sales for the September 30, 2007 quarter increased 6.1% to $164.4 million compared to $155.0 million in the third quarter of 2006.  The Orthopedic product lines of Arthroscopy and Powered Surgical Instruments had combined sales growth of 8.1% over the third quarter of 2006.  Endosurgery experienced sales growth of 21.4% for the quarter.  The combined sales growth in these three product lines was 9.8%, comprising 67% of the quarter’s revenues.

"Our recently completed third quarter performance confirms that we continue to achieve our goals for profit improvement.  With a sales increase of 6.1% over the third quarter of 2006, we achieved a 33% increase in net income over the adjusted net income of the third quarter of 2006.  Compared to the GAAP net income of the September 2006 quarter, the progress is even more pronounced.  Similar to our experience in the first half  of 2007, we continued to see solid sales increases from our Arthroscopy, Powered Instrument and Endosurgery product lines, which represent two-thirds of our company’s total revenues,” said Joseph J. Corasanti, President and Chief Executive Officer.

“As I have previously mentioned, our strategy remains consistent — increase our revenue base by providing our customers with innovative, high quality, cost-effective medical devices while at the same time expanding the Company’s operating margin by more efficiently leveraging our organizational structure,” continued Mr. Corasanti.

CONMED News Release Continued	Page 2 of 10	October 25, 2007

For the nine months ended September 30, 2007, on a non-GAAP basis, without unusual items, which include a litigation gain in 2007 and acquisition-related costs in 2006, adjusted net income was $27.0 million, or $0.94 per diluted share, an increase of 40% over the $18.8 million, or $0.67 per diluted share reported in the 2006 period.  GAAP net income grew 167% to $29.6 million, or $1.04 per diluted share, compared to $11.1 million, or $0.39 per diluted share, in the nine months of 2006.  Please see the attached reconciliation between GAAP and non-GAAP amounts.

Sales outside the United States were $65.8 million in the third quarter of 2007, growing 10.6% overall and 5.2% on a constant currency basis compared to the third quarter of 2006.  International sales in the September 2007 quarter were 40.0% of the Company’s total sales compared to 38.4% of sales in the third quarter last year.  Foreign currency exchange rates were favorable to the Company in the third quarter 2007 compared to exchange rates in effect during the third quarter of 2006.  As a result, sales were higher by $3.2 million than would have been the case had currency rates remained constant.

CONMED’s cash flow was strong in the first nine months of 2007 enabling a reduction in long term debt of $24.9 million and reduced usage of the receivables securitization program of $4.0 million.  Cash from operations for year-to-date 2007 was $35.5 million resulting in operating cash flow per share of $1.24 (a non-GAAP measurement which management believes is useful to understanding the business).

Following is a summary of the Company’s sales by product line for the three months ended September 30, 2007 (in millions):

	Three Months Ended September 30,
				Constant
				Currency
	2006	2007	Growth	Growth
	(in millions)

Arthroscopy	$54.8	$58.8	7.3%	4.7%

Powered Surgical Instruments	33.2	36.3	9.3%	5.8%

Electrosurgery	23.4	23.0	-1.7%	-2.5%

Endoscopic Technologies	12.7	12.5	-1.6%	-2.7%

Endosurgery	12.6	15.3	21.4%	19.7%

Patient Care	18.3	18.5	1.1%	0.7%

	$155.0	$164.4	6.1%	4.0%

The Company’s sports medicine Arthroscopy line grew 7.3% over third quarter 2006 on the continued strength of video imaging sales, including strong market demand for our High Definition (HD) surgical imaging systems, introduced in February.  The third quarter Arthroscopy growth percentage was tempered by fewer installations of integrated operating room systems than in the third quarter of 2006.  The Company expects, however, that the projected schedule of installations in the fourth quarter of 2007 will cause an increase in revenue for these projects when compared to the revenue generated by the installations in the fourth quarter of 2006.  Powered Surgical Instruments sales increased 9.3% on continued sales momentum from our MPower® and MicroPower® platform products introduced in 2006.  Endosurgery increased 21.4% with strong growth domestically and internationally.

Sales in the Electrosurgery, Endoscopic Technologies and Patient Care product lines experienced flat or slightly declining sales.  However, this is a significant sequential improvement from the second quarter of 2007 when these three product groups experienced a combined decline of 9.0% compared to the second quarter of 2006. Management believes that new product introductions over the course of the next year will create positive sales momentum in each of these business lines.

CONMED News Release Continued	Page 3 of 10	October 25, 2007

Following is a summary of the first nine months of 2007 sales by product line in millions of dollars:

	Nine Months Ended September 30,
				Constant
				Currency
	2006	2007	Growth	Growth
	(in millions)

Arthroscopy	$168.3	$185.9	10.5%	8.0%

Powered Surgical Instruments	100.7	109.9	9.1%	6.0%

Electrosurgery	71.0	69.1	-2.7%	-3.3%

Endoscopic Technologies	42.1	39.1	-7.1%	-8.4%

Endosurgery	37.8	44.4	17.5%	16.1%

Patient Care	57.1	56.3	-1.4%	-1.9%

	$477.0	$504.7	5.8%	3.9%

Outlook

Mr. Corasanti noted, “Historically, the fourth quarter of each year has generally been our strongest quarter.  We expect this trend to continue.  As a result, we anticipate sales to be in the range of $177 - $181 million, with  fourth quarter diluted earnings per share to approximate $0.36 - $0.40 and  full year 2007 non-GAAP diluted earnings per share to approximate $1.30 - $1.34.  This is an increase from our previously provided 2007 full year guidance range of $1.27 - $1.32.”

“Our outlook for 2008 continues to be positive.  We believe we have built sales momentum during 2007 that will continue into next year.  Further, we believe that maintaining our focus on containing costs will allow more of each sales dollar to drop to the bottom line.    For the full year of 2008, we anticipate that sales in constant currency will increase 5-6% over 2007 amounts and that diluted earnings per share will approximate $1.47 - $1.52,” concluded Mr. Corasanti.

Conference Call
The Company will webcast its third quarter 2007 conference call live over the Internet on Thursday, October 25,  2007 at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through November 1, 2007.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

CONMED News Release Continued	Page 4 of 10	October 25, 2007

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 10	October 25, 2007

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Net sales	$154,981	$164,448	$476,920	$504,720

Cost of sales	77,697	82,090	239,373	251,277
Cost of sales, acquisition transition –
Note A	2,553	-	7,142	-

Gross profit	74,731	82,358	230,405	253,443

Selling and administrative	56,219	57,506	172,716	175,518
Research and development	7,262	7,936	22,585	22,983
Other expense (income) – Note B	2,066	-	4,220	(4,102)
	65,547	65,442	199,521	194,399

Income from operations	9,184	16,916	30,884	59,044

Loss on early extinguishment of debt	-	-	678	-

Interest expense	4,962	3,861	14,503	12,706

Income before income taxes	4,222	13,055	15,703	46,338

Provision for income taxes	890	4,700	4,617	16,716

Net income	$3,332	$8,355	$11,086	$29,622

Per share data:

Net Income
Basic	$.12	$.29	$.40	$1.06
Diluted	.12	.29	.39	1.04

Weighted average common shares
Basic	27,888	28,572	27,999	27,990
Diluted	28,134	29,101	28,241	28,580

Note A– Included in cost of sales in the three and nine months ended September 30, 2006 are approximately $2.6 million and $7.1 million, respectively, in acquisition-transition related costs.

CONMED News Release Continued	Page 6 of 10	October 25, 2007

Note B–Included in other expense in the three months ended September 30, 2006 are the following:  $0.4 million in plant closure costs, $1.0 million in costs related to the termination of a product offering and $0.6 million in acquisition-related costs.  Included in other expense in the nine months ended September 30, 2006 are the following: $0.4 million in plant closure costs, $0.6 million in costs related to the write-off of inventory in settlement of a patent dispute, $1.1 million in costs related to the termination of a product offering and $2.1 million in acquisition-related costs.

Included in other expense (income) in the nine months ended September 30, 2007 are $1.8 million in facility closure related costs, $0.2 million in costs related to the termination of a product offering and a $6.1 million gain on a legal settlement.

CONMED News Release Continued	Page 7 of 10	October 25, 2007

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,	September 30,
	2006	2007
Current assets:
Cash and cash equivalents	$3,831	$5,411
Accounts receivable, net	75,120	81,765
Inventories	151,687	166,712
Deferred income taxes	15,212	15,432
Other current assets	4,033	6,203
Total current assets	249,883	275,523
Property, plant and equipment, net	116,480	121,653
Goodwill, net	290,512	294,659
Other intangible assets, net	191,135	189,470
Other assets	13,561	10,767
Total assets	$861,571	$892,072

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,148	$3,247
Other current liabilities	72,057	68,230
Total current liabilities	75,205	71,477
Long-term debt	264,676	239,647
Deferred income taxes	51,004	66,399
Other long-term liabilities	30,332	25,817
Total liabilities	421,217	403,340

Shareholders' equity:
Capital accounts	201,541	219,552
Retained earnings	247,425	273,049
Accumulated other comprehensive loss	(8,612)	(3,869)
Total equity	440,354	488,732

Total liabilities and shareholders' equity	$861,571	$892,072

CONMED News Release Continued	Page 8 of 10	October 25, 2007

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2006	2007
Cash flows from operating activities:
Net income	$11,086	$29,622
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	22,295	23,513
Stock-based payment expense	2,599	2,932
Deferred income taxes	4,670	14,869
Increase (decrease) in cash flows from changes in assets and liabilities:
Sale of accounts receivable	(3,000)	(4,000)
Accounts receivable	3,320	(2,424)
Inventories	(9,975)	(21,826)
Accounts payable	4,065	(5,284)
Income tax receivable	(1,979)	(1,904)
Accrued compensation and benefits	2,148	740
Other, net	5,568	(775)
Net cash provided by operating activities	40,797	35,463

Cash flow from investing activities:
Purchases of property, plant, and equipment, net	(16,738)	(15,964)
Payments related to business acquisitions	(2,463)	(5,837)
Proceeds from sale of equity investment	1,205	-
Net cash used in investing activities	(17,996)	(21,801)

Cash flow from financing activities:
Payments on debt	(142,045)	(24,930)
Proceeds of debt	135,000	-
Payments related to issuance of debt	(1,260)	-
Net proceeds from common stock issued under employee plans	2,103	11,119
Repurchase of common stock	(7,848)	-
Other, net	(502)	(1,770)
Net cash used in financing activities	(14,552)	(15,581)

Effect of exchange rate change
on cash and cash equivalents	1,789	3,499

Net increase in cash and cash equivalents	10,038	1,580

Cash and cash equivalents at beginning of period	3,454	3,831

Cash and cash equivalents at end of period	$13,492	$5,411

CONMED News Release Continued	Page 9 of 10	October 25, 2007

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	September 30,
	2006	2007

Reported net income	$3,332	$8,335

Acquisition-transition related costs included
in cost of sales	2,553	-

Plant closure costs	429	-

Termination of product offering	1,009	-

Other acquisition-related costs	628	-

Total other expense	2,066	-

Unusual expense before income taxes	4,619	-

Provision (benefit) for income taxes on unusual expense	(1,663)	-

Net income before unusual items	$6,288	$8,335

Per share data:

Reported net income
Basic	$0.12	$0.29
Diluted	0.12	0.29

Net income before unusual items
Basic	$0.23	$0.29
Diluted	0.22	0.29

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance.

CONMED News Release Continued	Page 10 of 10	October 25, 2007

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Nine months ended
	September 30,
	2006	2007

Reported net income	$11,086	$29,622

Acquisition-transition related costs included
in cost of sales	7,142	-

Termination of product offering	1,092	148

Write-off of inventory in settlement of a patent dispute	595	-

Other acquisition-related costs	2,104	-

Facility closure related costs	429	1,822

Gain on legal settlement	-	(6,072)

Total other expense	4,220	(4,102)

Loss on early extinguishment of debt	678	-

Unusual expense before income taxes	12,040	(4,102)

Provision (benefit) for income taxes on unusual expense	(4,335)	1,477

Net income before unusual items	$18,791	$26,997

Per share data:

Reported net income
Basic	$0.40	$1.06
Diluted	0.39	1.04

Net income before unusual items
Basic	$0.67	$0.96
Diluted	0.67	0.94

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance.